COOPERS                                COOPERS & LYBRAND L.L.P.
& LYBRAND                                 a professional services firm



                               November 21, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read the statements made by Sierra Pacific Resources pursuant to Item 4 of Form 8-K filed with the Securities and Exchange Commission on November 20, 1996. We agree with the statements concerning our Firm in such Form 8-K.

                                  Very truly yours,

                                  Coopers & Lybrand, L.L.P.



   Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand International, a limited liability association incorporated in Switzerland.